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                                  December 15, 1997




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4a of Form 8-K (Commission File No. 0-19031) of National Quality Care, Inc. and agree with the statements contained therein.



Yours truly yours,



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP